EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-61895 and File No. 333-55970) of Ampal – American Israel Corporation of our report dated March 6, 2006 relating to the financial statements and financial statement schedules of Carmel Container Systems Ltd., included in this Form 10-K for the year ended December 31, 2005.

/s/ Kost Forer Gabbay & Kasierer
Member of Ernst & Young Global

Haifa ,Israel
March 26, 2006